Exhibit 20

CAPITAL PROPERTIES, INC. - Parcels in Downtown Providence

CC CH H PPM RISC RR RWNM S VMA WP H/C LEGEND Convention Center City Hall Hotel Providence Place Mall State Capital Rail Lines Roger Williams Nat'l Mem. Passenger Station Veteran's Mem. Auditorium Water Place Hotel/Condominiums VMA H Smith Street RISC Francis Street RR 6B N Gaspee Street S 6C Woonasquatucket RWNM 6A Station Place Park Row West Canal Street 7A PPM RR Interstate  95 8 5 2C 4E 4W 2A & B WP 9 3E 3W 3S 20 H H H/C H CC CH Francis Street Finance Way River Memorial Boulevard Exchange Terrace Exchange Street Stillman Street Moshassuck Ct. Moshassuck North Main St. River Providence River CAPITAL CENTER  DEVELOPMENT ON PARCEL Parcel Number Parcel Size (Square Feet) Description Gross Square Feet 2 A&B 2 C 3S 3W 3E 4W 4E 5 6A 6B 6C 7A S 9 56,700 35,300 48,000 35,000 24,000 46,000 22,000 54,000 87,200 124,300 64,500 76,000 36,000 72,000 20 26,600 17 and 19 Story Residential Building 13 Story Office Building 13 Story Office Building 8 Story Residential Building 4-6 Story Residential Building 2-6 Story Residential Building Under Lease 330 Car Underground Parking Garage 4 Story Office Building 10 Story Office Building OUTSIDE CAPITAL CENTER 3-4 Story Historic Building Planned 3-11 Story Residential Building 307,000 325,000 235,000 454,000 120,000 248,000 114,000 210,000 20,000 135,000